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                               FIRST AMENDMENT TO
                            BUDDHIST MEMORIAL COMPLEX
                          DEVELOPMENT AND USE AGREEMENT


         THIS FIRST AMENDMENT pertains to that certain BUDDHIST MEMORIAL COMPLEX DEVELOPMENT AND USE AGREEMENT (the "Agreement"), dated March 1, 1994, by and between Rose Hills Memorial Park Association, a California nonprofit mutual benefit corporation ("Association") and the International Buddhist Progress Society, a California nonprofit religious corporation ("Temple").

                                    RECITALS

         The parties desire to expand the scope of the Buddhist Memorial Complex to include an additional area consisting of approximately three-fourths (0.75) of an acre, located contiguous to and Easterly of the initial Site. The expanded area shall be utilized as a urn garden (sometimes referred to as a "stupas garden"), wherein inurned ashes will be placed within or upon the surface of the ground. In consideration for the expansion of the Site, Temple agrees to pay to Association the additional sum of Five Hundred Thousand and no/100 Dollars ($500,000.00), of which Sixty Thousand and no/100 Dollars ($60,000.00) shall be paid in cash forthwith. In order to memorialize these recitals, the Agreement is hereby amended as follows:

                                   AMENDMENTS

         1. Paragraph 1.1 of the Agreement is hereby amended to read in full as follows:

                  "1.1 Property. Association is the owner of those certain premises (the "Property") consisting of the real property described in Exhibit "A" attached hereto (the "Site"), on which a columbarium and related facilities (the "Buddhist Memorial Complex" or "Complex") are to constructed in accordance with this Agreement. The Property is located within the larger cemetery commonly known as Rose Hills Memorial Park (Whittier, California) (the "Memorial Park")."

         2. Paragraph 4.7.2 of the Agreement is hereby amended to read in full as follows:

                  "4.7.2 Payment for Interment Rights. Temple shall pay Association One Million Three Hundred Seventy Five Thousand and no/100 Dollars ($1,375,000.00) for all interment rights associated with the Site. Of this sum, Temple shall pay Association One Hundred Sixty Thousand and no/100 Dollars ($160,000.00) upon the execution of this Agreement. The balance of One Million Two Hundred Fifteen Thousand and no/100 Dollars ($1,215,000.00) shall be paid, without interest, as follows:


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                           (a) Subject to paragraph 4.7.2(b), Temple shall pay
                  Association ten percent (10%) of the gross revenues received by Temple from the sale of niches in the Complex (including the urn garden), commencing with the Completion Date and completion of the first sale of a niche.

                           (b) If any balance shall be outstanding on the
                  Seventh (7th) anniversary of the Completion Date, such amount shall be paid in full on January 1, 2003."

         3. Paragraph 7.2 of the Agreement is amended to read in full as follows:

                  "7.2 Use. The Complex shall be used and occupied only for a columbarium and for an urn garden (sometimes referred to as a "stupas garden") and any other uses that are reasonably related or comparable thereto, including religious ceremonies, and for no other purpose. Temple shall not use or permit the use of the Complex in any manner that will tend to create waste or a nuisance. Association and Temple shall cooperate in scheduling the use of Association's assembly hall and chapel located outside of the Complex, which Temple shall have the non-exclusive right to use as needed."

         4. Except as herein expressly amended, the Agreement shall remain in full force and effect. The Option Concerning Adjacent Site which is set forth in
Article IX of the Agreement shall not be affected by this Amendment. It is intended that the additional area added to the Site by this Amendment shall become subject to all of the terms and conditions of the Agreement.

         IN WITNESS WHEREOF the parties have executed this First Amendment as of the 1st day of September, 1994.



                                       ROSE HILLS MEMORIAL PARK
                                           ASSOCIATION, a California nonprofit
                                           mutual benefit corporation


                                       By:
                                          -------------------------------

                                       Its:
                                          -------------------------------


                                       INTERNATIONAL BUDDHIST PROGRESS
                                           SOCIETY, a California nonprofit
                                           religious corporation



                                       By:
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                                       Its:
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